UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2019, Cboe Global Markets, Inc. (the "Company") announced that Mark S. Hemsley, currently the Company’s Executive Vice President, President Europe, is expected to leave this position effective December 31, 2019 and is expected to be appointed Senior Vice President of one of the Company’s subsidiaries, effective January 1, 2020. Mr. Hemsley is expected to assist with the transition of his duties and responsibilities to his successor through February 28, 2020. The Company also announced the planned appointment of David Howson, currently Chief Operating Officer of Cboe Europe Limited, to Executive Vice President, President Europe, which is expected to be effective January 1, 2020.

David Howson, age 43, currently serves as Chief Operating Officer of the Company's subsidiary Cboe Europe Limited, a position he has held since June 2013. Previously, he served as Founder, Chief Technology Officer of Equiduct from April 2006 through June 2013. Mr. Howson holds a First Class Honours bachelor's degree from the University of Newcastle-upon-Tyne.

Copies of Mr. Hemsley’s resignation letter and the press release announcing his resignation are filed herewith as Exhibits 10.1 and 99.1 respectively and are incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Mark S. Hemsley resignation letter dated October 30, 2019.*

99.1	Press Release, dated November 1, 2019.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Edward T. Tilly
Edward T. Tilly
Chairman, President and Chief
Executive Officer

Dated: November 1, 2019